Exhibit 99.1

TaskUs Announces Fiscal

Second Quarter 2021 Results

•	Second quarter total revenues of $180.0 million, representing 57.4% of year-over-year growth, which was entirely organic

•	GAAP net income margin of -58.9%, including a $129.4 million one-time expense related to phantom stock bonuses to TaskUs employees and $6.8 million of other IPO related expenses

•	Adjusted EBITDA margin of 24.5%, non-GAAP adjusted net income margin of 17.4%

•	Full year 2021 outlook for revenues between $705 and $709 million, representing growth of approximately 48% at the midpoint, and Adjusted EBITDA margins of between 23.7% and 24.1%[1]

NEW BRAUNFELS, Texas, August 10, 2021 — TaskUs, Inc. (Nasdaq: TASK), a leading outsourcing provider for high growth companies, today announced its results for the second quarter of 2021, ended June 30, 2021.

“Today is an exciting milestone as we release our first earnings report as a public company. We started TaskUs in 2008 to provide tech-enabled outsourced services to the fastest growing companies in the digital economy,” said Co-Founder and CEO, Bryce Maddock. “In the second quarter of 2021 we continued that mission, completed a successful IPO and delivered strong financial results. Q2 saw year-over-year revenue growth of 57.4%, which was entirely organic, and Adjusted EBITDA margins of 24.5%. I want to thank all of our teammates. This would not be possible without their tireless efforts. We welcome our public shareholders as we build on this momentum and continue to support the most innovative technology companies to protect and grow their brands.”

Second Quarter 2021 Financial Highlights

•	Revenues were $180.0 million, representing 57.4% year-over-year organic growth compared to the second quarter of 2020.

•

GAAP net loss was $105.9 million, representing a margin of -58.9%, and includes an expense of $129.4 million related to a one-time payout of phantom shares bonuses linked to the June initial public offering and $6.8 million of other IPO related costs. GAAP net income in the second quarter of 2020 was $8.0 million, representing a margin of 7.0%.

•	Adjusted EBITDA was $44.1 million, representing an Adjusted EBITDA margin of 24.5%, compared to Adjusted EBITDA of $26.4 million and an Adjusted EBITDA margin of 23.1% in the second quarter of 2020.

•	Non GAAP Adjusted Net Income was $31.4 million representing a Non GAAP Adjusted Net Income Margin of 17.4% compared to $17.0 million and 14.8% in the second quarter of 2020.

•	GAAP diluted loss per share was $1.14 compared to earnings per share of $0.09 in the period a year ago.

•	Non GAAP Adjusted EPS was $0.32 compared to $0.18 in the period a year ago.

Second Quarter 2021 Frontline Highlights

•	TaskUs ended the quarter with 31,500 teammates, 91% of which were working from home

•	TaskUs committed to purchasing COVID-19 vaccines for our employees and their family members in Colombia, the Philippines and India

•	TaskUs Glassdoor score as of June 30, 2021 was 4.7

•	TaskUs Philippines has received a renewal of its Investors in People Platinum Accreditation, the highest level of recognition from Investors in People and the global benchmark for people management.

•	TaskUs ensured every teammate benefited from our IPO by announcing a cash bonus or equity award for every one of our employees.

Third Quarter and Full Year 2021 Outlook

For the third quarter and full year 2021 TaskUs expects its financial results to include1:

2021 Outlook
	Third Quarter	Full Year
Revenue (in millions)	$182 to $186	$705 to $709
Revenue growth (YoY) at midpoint	50.3%	47.9%
Adjusted EBITDA Margin	23.1% to 23.5%	23.7% to 24.1%

1.

With respect to the Non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net (loss) income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results

Conference Call Information

TaskUs senior management will host a conference call today to discuss the Company’s Q2’2021 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing (844) 721-1080 from the United States or Canada or (929) 517-0923 from other international locations and reference conference ID: 9548709. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. Following the conference call and webcast the Company plans to make a slide presentation available on its website.

About TaskUs

TaskUs is a provider of outsourced digital services and next-generation customer experience to innovative and disruptive technology companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ridesharing, HiTech, FinTech and HealthTech. As of June 30, 2021, TaskUs had approximately 31,500 employees across twenty locations in the United States, the Philippines, India, Mexico, Taiwan, Greece, Ireland and Colombia.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the COVID-19 global pandemic on our business, and other non-historical statements including the statements in the “Third Quarter and Full Year 2021 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to:the dependence of our business on key clients; the risk of loss of business or non-payment from significant clients; our failure to cost-effectively acquire new, high-growth clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty retaining and recruiting employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate most of our revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable privacy and data security laws and regulations; substantial increases in the costs of technology and telecommunications services or our inability to attract and retain the necessary technologists; our inability to adapt our services and solutions to changes in technology and client expectations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; the limited experience of our management team in managing a public company; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; the control of affiliates of The Blackstone Group Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s prospectus, dated June 10, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 404(b)(4) of the Securities Act of 1933, as amended, on June 14, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the registration statement. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non GAAP Measures

TaskUs supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures, such as Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing TaskUs’ business and evaluating its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

Investor Contact

The Blueshirt Group for TaskUs

IR@TaskUs.com

Media Contact

Jonathan Keehner / Kate Thompson / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

TaskUs, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Service revenue	$180,022	$114,400	$332,893	$216,829
Operating expenses:
Cost of services	103,798	64,135	191,828	125,918
Selling, general, and administrative expense	177,810	25,709	209,308	51,440
Depreciation	6,729	5,815	12,932	10,529
Amortization of intangible assets	4,712	4,712	9,424	9,424
Loss (gain) on disposal of assets	1	—	28	(5)
Contingent consideration	—	3,570	—	3,570

Total operating expenses:	293,050	103,941	423,520	200,876
Operating (loss) income	(113,028)	10,459	(90,627)	15,953
Other (income) expense	(1,659)	(1,137)	(905)	260
Financing expenses	1,594	1,959	3,175	4,202
(Loss) Income before taxes	(112,963)	9,637	(92,897)	11,491
(Benefit from) provision for income taxes	(7,020)	1,629	(3,461)	1,968

Net (loss) income	$(105,943)	$8,008	$(89,436)	$9,523

Net (loss) income per common share, basic and diluted	$(1.14)	$0.09	$(0.97)	$0.10

TaskUs, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$195,927	$107,728
Accounts receivable, net of allowance for doubtful accounts of $2,691 and $2,294, respectively	127,867	87,782
Other receivables	439	105
Prepaid expenses	9,667	13,032
Income tax receivable	—	1,606
Other current assets	2,471	1,051

Total current assets	336,371	211,304

Noncurrent assets:
Property and equipment, net	63,060	56,957
Deferred tax assets	575	585
Intangibles	230,871	240,295
Goodwill	195,735	195,735
Other noncurrent assets	3,006	2,630

Total noncurrent assets	493,247	496,202

Total assets	$829,618	$707,506

Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$43,494	$41,935
Accrued payroll and employee-related liabilities	171,690	21,994
Current portion of debt	48,510	45,984
Current portion of income tax payable	1,586	—
Deferred revenue	5,810	4,711
Deferred rent	303	218

Total current liabilities	271,393	114,842

Noncurrent liabilities:
Income tax payable	2,988	2,988
Long-term debt	193,525	198,768
Deferred rent	2,573	2,194
Accrued payroll and employee-related liabilities	2,640	2,641
Deferred tax liabilities	40,474	50,936

Total noncurrent liabilities	242,200	257,527

Total liabilities	513,593	372,369

Shareholders’ equity:	316,025	335,137

Total liabilities and shareholders’ equity	$829,618	$707,506

TaskUs, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(89,436)	$9,523
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	12,932	10,510
Amortization of intangibles	9,424	9,424
Amortization of debt financing fees	247	228
Loss (gain) on disposal of assets	28	(5)
Provision for losses on accounts receivable	465	1,297
Unrealized foreign exchange losses for forward contracts	1,730	178
Deferred taxes	(10,462)	(2,157)
Stock-based compensation expense	5,771	—
Changes in operating assets and liabilities:
Accounts receivables	(41,195)	(22,007)
Other receivables, prepaid expenses, and other current assets	(4,398)	(430)
Other noncurrent assets	(415)	(343)
Accounts payable and accrued liabilities	5,537	7,976
Accrued payroll and employee-related liabilities	150,543	4,003
Income tax payable	3,304	2,896
Deferred revenue	1,100	970
Deferred rent	502	540

Net cash provided by operating activities	45,677	22,603

Cash flows from investing activities:
Purchase of property and equipment	(23,453)	(18,815)

Net cash used in investing activities	(23,453)	(18,815)

Cash flows from financing activities:
Proceeds from borrowing, Revolving credit facility	—	39,878
Payments on long-term debt	(2,625)	(525)
Payments for debt financing fees	(340)	—
Issuance of common stock, net of underwriters’ fees	120,698	—
Distribution of dividends	(50,000)	—

Net cash provided by financing activities	67,733	39,353

Increase in cash and cash equivalents	89,957	43,141
Effect of exchange rate changes on cash	(1,758)	1,429
Cash and cash equivalents at beginning of period	107,728	37,541

Cash and cash equivalents at end of period	$195,927	$82,111

TaskUs, Inc.

Non-GAAP Reconciliations

Adjusted EBITDA (unaudited)

(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net (loss) income	$(105,943)	$8,008	$(89,436)	$9,523
(Benefit from) Provision for income taxes	(7,020)	1,629	(3,461)	1,968
Financing expenses	1,594	1,959	3,175	4,202
Depreciation	6,729	5,815	12,932	10,529
Amortization of intangible assets	4,712	4,712	9,424	9,424

EBITDA	$(99,928)	$22,123	$(67,366)	$35,646

Offering costs[1]	2,432	—	5,761	—
Foreign currency (gains) losses[2]	(1,595)	(1,114)	(808)	290
Loss on disposal of assets	1	—	28	(5)
COVID-19 related expenses[3]	3,711	1,320	6,105	3,759
Severance costs[4]	—	472	—	570
Natural disaster[5]	—	—	442	—
Contingent consideration	—	3,570	—	3,570
Phantom shares bonus[6]	129,362	—	129,362	—
Teammate IPO bonus[7]	4,361	—	4,361	—
Stock based compensation expense[8]	5,771	—	5,771	—

Adjusted EBITDA	$44,115	$26,371	$83,656	$43,830

Net (Loss) Income Margin[9]	-58.9%	7.0%	-26.9%	4.4%

Adjusted EBITDA Margin[9]	24.5%	23.1%	25.1%	20.2%

1.	Represents one-time professional service fees related to the preparation for the IPO that have been expensed during the period.

2.	Realized and unrealized foreign currency (gains) losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.

3.

Represents incremental expenses incurred that relate to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

4.	Represents severance payments as a result of certain cost optimization measures we undertook during the year.

5.

Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

6.

Represents expense for one-time non recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

7.	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.

8.	Represents stock-based compensation expense associated with equity classified awards.

9.	Net (loss) Income Margin represents net (loss) income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.

Non-GAAP Reconciliations

Adjusted Net Income (unaudited)

(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net (loss) income	$(105,943)	$8,008	$(89,436)	$9,523
Amortization of intangible assets	4,712	4,712	9,424	9,424
Offering costs[1]	2,432	—	5,761	—
Foreign currency (gains) losses[2]	(1,595)	(1,114)	(808)	290
Loss on disposal of assets	1	—	28	(5)
COVID-19 related expenses[3]	3,711	1,320	6,105	3,759
Severance costs[4]	—	472	—	570
Natural disaster costs[5]	—	—	442	—
Contingent consideration	—	3,570	—	3,570
Phantom shares bonus[6]	129,362	—	129,362	—
Teammate IPO bonus[7]	4,361	—	4,361	—
Stock based compensation expense[8]	5,771	—	5,771	—
Tax impacts of adjustments[9]	(11,440)	—	(11,440)	—

Adjusted Net Income	$31,372	$16,968	$59,570	$27,131

Net (Loss) Income Margin[10]	-58.9%	7.0%	-26.9%	4.4%

Adjusted Net Income Margin[10]	17.4%	14.8%	17.9%	12.5%

1.	Represents one-time professional service fees related to the preparation for the IPO that have been expensed during the period.

2.	Realized and unrealized foreign currency (gains) losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.

3.

Represents incremental expenses incurred that relate to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

4.	Represents severance payments as a result of certain cost optimization measures we undertook during the year.

5.

Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

6.

Represents expense for one-time non recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

7.	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.

8.	Represents stock-based compensation expense associated with equity classified awards

9.

Represents tax impacts of adjustments to net (loss) income which resulted in a tax benefit during the period. These adjustments include phantom shares bonus related to the IPO and stock-based compensation expense after the IPO.

10.	Net (Loss) Income Margin represents net (loss) income divided by service revenues and Adjusted Net Income represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.

Non-GAAP Reconciliations

Adjusted EPS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP diluted EPS	$(1.14)	$0.09	$(0.97)	$0.10
Per share adjustments to net (loss) income¹	1.48	0.09	1.61	0.20
Per share adjustments for GAAP anti-dilutive shares²	(0.02)	—	(0.01)	—

Adjusted EPS	$0.32	$0.18	$0.63	$0.30

Weighted-average common stock outstanding—Diluted	92,957,493	91,737,020	92,347,257	91,737,020
GAAP anti-dilutive shares²	4,599,736	—	2,299,868	—

Adjusted weighted-average shares outstanding	97,557,229	91,737,020	94,647,125	91,737,020

1.

Reflects the aggregate adjustments made to reconcile Net (loss) income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period

2.

Reflects the impact of awards that were anti-dilutive to GAAP diluted EPS since we were in a net loss position, and therefore not included in the calculation, but would be dilutive to Adjusted EPS and are therefore included in the calculation

Definitions of Non-GAAP Metrics

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs, the effect of foreign currency gains and losses, losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, contingent consideration, one-time payments associated with the IPO and stock-based compensation expense associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

Adjusted Net Income

Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted Net Income amortization of intangible assets, offering costs, the effect of foreign currency gains and losses, losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, contingent consideration, one-time payments associated with the IPO, stock-based compensation expense associated with equity-classified awards and the related effect on income taxes impacts of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS

Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net (loss) income per share – diluted but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.